
==========================================================================================================================
                                                                                                             EXHIBIT 12a
==========================================================================================================================
                             SBC COMMUNICATIONS INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions



                                               THREE MONTHS ENDED
                                                   MARCH 31,                       YEAR ENDED DECEMBER 31,
                                              ---------------------  -----------------------------------------------------
                                                1997        1996        1996        1995      1994       1993        1992
                                              ---------   ---------  ------------------------------------------------------
Income Before Income Taxes, Extraordinary
Loss and Cumulative Effect of Accounting      $    771    $   683    $  3,093    $  2,698   $ 2,300    $ 1,883    $  1,701
Changes*
     Add:  Interest Expense                        116        120         472         515       480        496         530
          1/3 Rental Expense                        16         14          57          46        42         41          45
                                              ---------   --------   ---------   ---------  --------   --------  ----------

     Adjusted Earnings                        $    903    $   817    $  3,622    $  3,259   $ 2,822    $ 2,420    $  2,276
                                              =========   ========   =========   =========  ========   ========  ==========

Total Interest Charges                        $    122    $   125    $    493    $    515   $   480    $   496    $    530
1/3 Rental Expense                                  16         14          57          46        42         41          45
                                              ---------   --------   ---------   ---------  --------   --------  ----------

     Adjusted Fixed Charges                   $    138    $   139    $    550    $    561   $   522    $   537    $    575
                                              =========   ========   =========   =========  ========   ========  =========

Ratio of Earnings to Fixed Charges                6.54       5.88        6.59        5.81      5.41       4.51       3.96

*Undistributed earnings on investments accounted for under the equity method have been excluded.